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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 10, 2000, with respect to the financial statements of C & B Associates, Inc. and C & B Associates II, Ltd. included in the Registration Statement (Form S-1 No. 33-XXXXX) and related Prospectus of Linc.net Inc. for the registration of XX,XXX,XXX shares of its common stock.

                                 /s/ CRAWFORD, CARTER, THOMPSON & BARRON, L.L.P.

September 8, 2000
Mineral Wells, Texas